EXHIBIT 99.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the “Report”) by META Group, Inc. (the “Company”), each of the undersigned hereby certifies that:

1.                    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Alfred J. Amoroso
Alfred J. Amoroso Chief Executive Officer and President

/s/ John A. Piontkowski
John A. Piontkowski Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Dated: August 14, 2002